EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated February 11, 2005 accompanying the consolidated financial statements included in the Annual Report of Decatur First Bank Group, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Decatur First Bank Group, Inc. on Form S-8, effective August 11, 2000 (file no. 33-43590).

                                         /S/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
March 28, 2005